ACR Alpine Capital Research, LLC

Alpine Private Capital, LLC

Code of Ethics

February 2019

Contents

Definitions	4
Statement of General Policy	5
Standards of Business Conduct	7
Acknowledgement	7
Conflicts of Interest	7
Types of Conflict	8
Examples of Conflicts of Interest	8
Responsibilities	8
Responsibility for Managing	9
Policy Application	9
Annual Reviews	9
Service as an Officer or Director/Outside Business Activities	9
Personal Securities Trading Reporting	10
Personal Securities Trading Limitations	12
Personal Securities Transactions	12
General Policy	12
Access Person Pre-clearance	13
Transactions not required to be pre-cleared or reported	13
Reporting Violations and Sanctions	13
Records	13
Annual Reporting to the Chief Compliance Officer of the Funds	14
Political Contributions	14
General Policy	15
Preclearance Required for Political Contributions	16
Prohibition against Insider Trading	16
Introduction	16
General Policy	16
Gifts and Entertainment	18
General Policy	19
Reporting Requirements	19

Exhibits (All Exhibits are maintained in BasisCode)

Receipt of Code Acknowledgment	Exhibit A
Initial Holdings Report	Exhibit B
Annual Holdings Report & Managed Account Disclosure	Exhibit C
Conflicts of Interest Disclosures	Exhibit D
Quarterly Transactions Report	Exhibit E
Pre-Clearance and Personal Trade Form	Exhibit F

Forms (All Forms are maintained in the employee portal of BasisCode)

Pre-clearance Form	Use this form to request approval to transact in Covered Securities in personal accounts. This includes shares in the ACR Private and Public Funds. This includes private investments.
Outside Business Activity	Use this form to request approval of any outside business activities. FINRA Registered Reps must also get pre-approval from FORESIDE.
Inside Information Notification to Removal

Use this form to notify the CCO that a security that was previously placed on the Restricted List due to an employee inadvertently receiving MNPI or similar information (e.g. over-the-wall, NDA) may be removed because the information has become public. This is NOT used to report routine requests such as ACR Holding or Watch List.

Inside Information Notification	Use this form to notify the CCO if you believe you have inadvertently received material non-public information or similar information (e.g. over-the wall, NDA).
Confidential Document Upload to Compliance	Use this form to upload confidential documents to Compliance.
Alpine Political Contribution Approval Request Form	Use this form to request approval of political contributions by covered persons, including immediate family household members.
Alpine Gift & Entertainment Disclosure / Approval Form	Use this form to request approval of any gifts or entertainment given or received that you are required to declare or request prior approval if above prescribed limits.
Alpine Employee Request New Brokerage Account

Use this form to request approval of any new brokerage accounts by covered persons, including immediate family household members. * Alpine 401k PCRA (self-directed brokerage account) falls within this scope ** FINRA Registered Reps which must get pre-approval from FORESIDE

Definitions

For the purposes of this Code, the following definitions shall apply:

●

"Access Person” means any Supervised Person who: has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Reportable Fund or who is involved in making such recommendations to clients that are nonpublic. All directors, officers and partners of the adviser or of any Reportable Fund (see below) are presumed to be Access Persons.

●

"Account" means an account of any Access Person of the Firm Access Person and includes accounts of such Access Person’s immediate family  (e.g.,  a  spouse  or domestic partner, the spouse’s or domestic partner’s children residing in the same household, or to whom the Access Person, spouse or domestic partner contributes substantial support), and any account in which he or she has a direct or  indirect beneficial interest, such as trusts and custodial accounts or other accounts in which the Access Person has a Beneficial Interest (see definition below), exercises investment discretion, controls, or could reasonably be expected to be able to exercise influence or control.

●	"Advisers Act" means the Investment Advisers Act of 1940, as amended.

●	“Affiliated Private Fund” is defined as the MQR L.P. and ACRS1 L.P. or any other limited partnership for which ACR serves as investment adviser.

●

"Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. This includes a dividend reinvestment plan.

●

"Beneficial Ownership" shall be interpreted in the same manner as it would be under  Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes of Section 16 of such Act and the rules and regulations thereunder.

●	"Chief Compliance Officer" (CCO) refers to the Chief Compliance Officer of Alpine Private Capital, LLC and ACR Alpine Capital Research, LLC and/or his designee.

●	"Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

●	“Firms” means ACR Alpine Capital Research, LLC (“ACR”) and Alpine Private Capital, LLC (“APC”).

●

"Front Running" can occur when (i) an individual purchases at a lower price or sells at   a higher price before execution of a significant securities transaction by some purchaser or seller in a size sufficient to move the market or (ii) issuance or change in an investment adviser’s securities recommendation to purchase or sell a security while in possession of material nonpublic information.

●

"Initial Public Offering" (IPO) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

●	"Limited Offering" means an offering of securities that is exempt from registration under the Securities Act of 1933.

●	"Private Fund" means an issuer that would be an investment company as defined in section 3 of the Investment Company Act of 1940 but for Section 3(c)(1) or 3(c)(7) of that Act.

●

"Reportable Fund" means any registered investment company (i.e., mutual fund) for which our Firm, or a control affiliate, acts as investment adviser or sub-adviser, as defined by the Investment Company Act, or any mutual fund whose investment adviser controls or is under common control with the adviser. ACR International Quality Return Fund (“IQR Fund”), ACR Multi-Strategy Quality Return Fund (“MQR Fund”), and any other mutual fund for which ACR serves as investment adviser are Reportable Funds and shall be referred to as the “Fund(s)” throughout this Code of Ethics.

●

"Reportable Security" means any security as defined in Section 202(a)(18) of the Advisers Act,  except that it does not include: (i) Direct obligations of the Government  of the United States; (ii) Bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements; (iii) Shares issued by money market funds; (iv) Transactions and holdings  in shares of other types of open-end mutual funds, other than Reportable Funds; (v) Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in mutual funds, none of which are Reportable Funds.

●

“Supervised Person” means any directors, officers and partners of the Firms (or other persons occupying a similar status or performing similar functions); employees of the Firms; and any other person who provides advice on behalf of the Firms and is subject to the Firms’ supervision and control.

●	"Tipping" means communication of material nonpublic information to others.

Statement of General Policy

This Code of Ethics (“Code”) has been adopted by the Firms and is designed to comply with Rule 204A-1 under the Investment Advisers Act of 1940 (“Advisers Act”) and Rule 17j-1 of the Investment Company Act of 1940 (“Investment Company Act”). The provisions of Rule 17j- 1 apply because ACR (defined below) serves as investment adviser to the IQR Fund, MQR Fund and any other mutual fund for which ACR serves as investment adviser.

Alpine Private Capital, LLC (“APC”) and ACR Alpine Capital Research, LLC (“ACR”) and together the “Firms” are under common control and are related persons. To mitigate against any potential conflicts of interest with respect to the shared office space and shared employees between APC and ACR, all employees of both entities are deemed Access Persons and are subject to this Code.

This Code establishes rules of conduct for Access Persons of the Firms and is designed to, among other things: govern personal securities trading activities in the accounts of employees, their immediate family/household accounts and accounts in which an employee has a beneficial interest.  The Code is based upon the principle that the Firms and their Access Persons owe a fiduciary duty to clients to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (i) serving their own personal interests ahead of clients; (ii) taking inappropriate advantage of their position with the Firm; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

With regard to ACR’s service as investment adviser to the Funds, Rule 17j-1 imposes additional duties.1 Under Rule 17j-1, it is unlawful for certain persons, including any officer, director or trustee of ACR, in connection with the purchase or sale by such person of a security “held or to be acquired” by the Fund:2

(1)	To employ any device, scheme or artifice to defraud the Funds;

(2)

To make any untrue statement of a material fact to the Funds or omit to state a material fact necessary in order to make the statements made to the Funds, in light of the circumstances under which they are made, not misleading;

(3)	To engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Funds; or

(4)	To engage in any manipulative practice with respect to the Funds;

The Code is designed to ensure that the high ethical standards long maintained by the Firms continue to be applied. The purpose of the Code is to preclude activities which may lead to or give the appearance of conflicts of interest, insider trading and other forms of prohibited or unethical business conduct. The reputation of our Firms continue to be a direct reflection of   the conduct of each Access Person.

Pursuant to Section 206 of the Advisers Act, both Firms and their Access Persons are prohibited from engaging in fraudulent, deceptive or manipulative conduct. Compliance with this section involves more than acting with honesty and good faith alone. It means that the Firms have an affirmative duty of utmost good faith to act solely in the best interest of its clients.

The Firms and their Access Persons are subject to the following specific fiduciary obligations when dealing with clients:

●	the duty to have a reasonable, independent basis for the investment advice provided;

●	the duty to obtain best execution for a client’s transactions where the Firm is in a position to negotiate brokerage transactions for the client;

●	the duty to ensure that investment advice is suitable to meeting the client’s individual objectives, needs and circumstances; and

●	a duty to be loyal to clients.

In meeting its fiduciary responsibilities to its clients, the Firms expect every Access Person to demonstrate the highest standards of ethical conduct for continued employment. Strict compliance with the provisions of the Code shall be considered a basic condition of employment. Access Persons should also understand that a material breach of the provisions of the Code may constitute grounds for disciplinary action, up to and including termination of employment.

[1]

Rule 17j-1 requires that the Adviser adopt a written code of ethics (a separate document), which must be approved by a majority of the Board of Trustees of the Funds (“Board of Trustees”). Any material change to the Funds’ Code of Ethics must be approved by the Funds’ Board of Trustees within 6 months of the material change.

[2]

A security “held or to be acquired” is defined as (a) if within the most recent fifteen (15) days it (i) is or has been held by the Funds or any other client, or (ii) is being or has been considered by the Funds or ACR for purchase by the Funds or any other client, and (b) any option to purchase or sell, and any security convertible into or exchangeable for such a security.

The provisions of the Code are not all-inclusive.  Rather, they are intended as a guide for Access Persons in their conduct. In those situations where an employee may be uncertain as to the intent or purpose of the Code, he/she is advised to consult with the Chief Compliance Officer. The Chief Compliance Officer may grant exceptions to certain provisions contained in the Code only in those situations when it is clear beyond dispute that the interests of our clients shall not be adversely affected or compromised. All questions arising in connection with personal securities trading should be resolved in favor of the client even at the expense of the interests of employees.

Standards of Business Conduct

The Firms place the highest priority on maintaining their reputation for integrity and professionalism. That reputation  is a vital business asset. The confidence and trust placed in   our Firms and Access Persons by our clients is something we value and  endeavor to protect.  The following Standards of Business Conduct set forth policies and  procedures  to  achieve these goals. This Code is intended to  comply with the various provisions of the Advisers Act and also requires that all supervised persons comply with the various applicable provisions of  the Investment Company Act  of 1940, as amended, the Securities Act of 1933, as amended,    the Securities Exchange Act of 1934, as amended, and applicable rules and regulations adopted by the Securities and Exchange Commission (“SEC”).

Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by investment advisers. Such policies and procedures are contained in this Code. The Code also contains policies and procedures with respect to personal securities transactions of all the Firms’ Access Persons as defined herein. These procedures cover transactions in a Reportable Security in which an Access Person has a Beneficial Interest.

Acknowledgement

All Access Persons shall be provided with a copy of the Code and must initially acknowledge (Exhibit A via BasisCode) in writing to the Chief Compliance Officer that they have: (i) received a copy of the Code; (ii) read and understand all provisions of the Code; (iii) agreed to abide by the Code; and (iv) reported all accounts and holdings as required by the Code.

All Access Persons must annually acknowledge (Exhibit A via BasisCode) in writing to the Chief Compliance Officer that they have: (i) read and understood all provisions of the Code; (ii) complied with all requirements of the Code; and, if applicable, (iii) submitted all holdings and transaction reports as required by the Code (Exhibit B via BasisCode).  In the  event that the Code is materially amended, all Access Persons shall receive any material amendments to the Code and must acknowledge to the Chief Compliance Officer in writing that they have: (i) received a copy of the amendment; (ii) read and understood the amendment; (iii) and agreed to abide by the Code as amended.

Conflicts of Interest

The Firms must meet high ethical standards in order to merit the trust of their clients and the public. The integrity of the Firms depends on ethical behavior throughout the organization and in particular, on fair, well-informed decision-making. The ability to make a decision is sometimes affected by other interests of individuals in the organization. Such conflicts of interest are a regular part of organizational and personal life and cannot be eliminated. The objective of this policy is to permit the Firms to manage conflicts of interest successfully and resolve them fairly.

A conflict of interest is a situation in which a person has a personal interest sufficient to appear to influence the objective exercise of his or her official duties at the Firms.

A personal interest refers to an individual’s self-interest (to achieve financial profit or avoid loss, or to gain another special advantage or avoid a disadvantage); the interest of the individual’s immediate family or business partners; or the interest of another organization in which the individual holds a position (voluntary or paid).

Objective exercise of duties refers to an individual’s ability to carry out his or her responsibilities in the best interest of clients and the Firms.

Types of Conflict

An officer or employee may have a conflict of interest that is:

1.	Actual or real, where his or her official duties are or will be influenced by his or her private interests.

2.	Perceived or apparent, where his or her official duties appear to be influenced by his or her private interests.

3.	Foreseeable or potential, where his or her official duties may be influenced in the future by his or her private interests.

Examples of Conflicts of Interest

●	Improper Influence: When an affected person solicits or accepts some form of benefit in return for influencing the Firms’ activities or promoting someone else’s interests in the Firms.

●	Misuse of information: When an affected person uses information to which the person has access at work, and to which others would not have access, for some personal benefit.

●	Inappropriate outside activity: When an affected person’s activities outside the Firms are in conflict with the interests of the Firms.

●	Accepting undue benefits, such as gifts which place an affected person under obligation to the donor.

Responsibilities

All Access Persons are responsible for managing conflicts of interest in order to ensure that workplace behavior and decision-making throughout the Firms is not influenced by conflicting interests.

The Firms support an organizational culture in which people freely take responsibility for both “self-declaring” possible conflicts of interest, and respectfully raising possible conflicts faced by others in the organization. This culture makes it possible to avoid many such situations from arising in the first place. The Chief Compliance Officer has the responsibility to implement practical preventive measures, such as:

●	Providing education about what to do when gifts and hospitality are offered or received;

●	Providing ongoing training to all Supervised Persons in an effort to foresee possible conflicts;

●	Ensuring that people are clearly told when information must be protected from improper misuse; and

●	Declining involvement in an action such as supporting a questionable outside activity.

Responsibility for Managing

●	Any actual or perceived conflicts of interest must be disclosed to the Chief Compliance Officer as described below and must be mitigated or eliminated. Options include:

●	Restricting the involvement of the individual in a particular activity;

●	Removing an individual from affected duties; or

●	Elimination of the private interest and/or an individual’s relationship with the organization that is causing the conflict.

Any such efforts taken to mitigate or eliminate conflicts of interest must be documented as part of the Firm’s Compliance Program so that the Firm maintains appropriate records of the steps taken.

Policy Application

1.

All employees are required to complete a Conflicts of Interest Questionnaire (Exhibit D via BasisCode) initially upon commencement of employment and on an annual basis thereafter. All such persons must affirm that they have received a copy of this conflict of interest policy, have read and understood, and agreed to comply with this policy. The completed questionnaire is to be given to and reviewed by the Chief Compliance Officer or his designee.

2.

All employees are required to disclose to the Chief Compliance Officer any actual or perceived conflict of interest identified by them (for themselves or any other Firm employee) and/or subsequent material changes to any previously disclosed conflict of interest when they first emerge.

3.	The Chief Compliance Officer will indicate whether any further action is necessary to manage the possible conflicts of interest disclosed.

4.	The Chief Compliance Officer is the final authority on resolving disputes, for example when an individual does not agree with the perception that he or she is facing a conflict of interest.

Annual Reviews

The Chief Compliance Officer, or designee, shall authorize and oversee an annual review of the administration of this conflict of interest policy. The review shall consider the level of compliance with this policy, the continuing suitability of the policy, and whether the policy should be modified and improved. Exhibit G is codified in BasisCode for delivery each February. The Chief Compliance Officer will compare the employees’ annual disclosures to the routine reporting completed throughout the year to assess continued suitability.

Service as an Officer or Director/Outside Business Activities

No Access Person shall serve as an officer or on the board of directors of any publicly or privately traded company without prior authorization by the Chief Compliance Officer based upon a determination that any such board service or officer position would be consistent with the interest of the Firms’ clients.

In addition, the Firms require that all Access Persons disclose and obtain written pre-approval from the Chief Compliance Officer for any Outside Activities at the inception of the activity. The approval form located in the Employee Portal of BasisCode must be utilized for this request. Annually thereafter, Access Persons must complete a Conflicts of Interest Questionnaire via BasisCode to confirm their continuing involvement with any previously disclosed Outside Activities. “Outside activities” may include directorships of private or public companies (as noted above), public/charitable positions and fiduciary appointments (such as executorship, trusteeship or power of attorney) other than with respect to family members.

While participating in Outside Activities an Access Person may be exposed to material nonpublic information about an issuer of securities. Access Persons must immediately contact the Chief Compliance Officer if they believe that they are in receipt of such information. In such cases, the Firms will implement an "Information Barrier" or other appropriate procedure to isolate such person from making decisions relating to the company’s securities and will place any identified relevant securities on a Restricted List.

Personal Securities Trading Reporting

1. Initial Holdings Report (see related Exhibit B via BasisCode at the end of the Code of Ethics)

Every Access Person shall, no later than ten (10) days after the person becomes an Access Person, file an initial holdings report containing the following information:

●

the title and type of security, and, as applicable, the exchange ticker symbol or CUSIP number, the number of shares and principal amount of each Reportable Security in which the Access Person had any direct or indirect beneficial interest ownership when the individual becomes an Access Person;

●

the account name and the name of any broker, dealer or bank, with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and

●	the date that the report is submitted by the Access Person.

The information submitted must be current as of a date no more than forty-five (45) days before the person became an Access Person.

2. Annual Holdings Report (see Exhibit C via BasisCode)

Every Access Person shall, by January 31, file an annual holdings report containing the same information required in the initial holdings report as described above. The information submitted must be current as of a date no more than forty-five (45) days before the annual report is submitted.

3. Quarterly Transaction Reports (see Exhibit E via BasisCode)

Every Access Person must, no later than thirty (30) days after the end of each calendar quarter, file a quarterly transaction report containing the following information:

With respect to any transaction during the quarter in a Reportable Security in which the  Access Person had any direct or indirect beneficial ownership, the Access Person must report:

●

the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, the interest rate and maturity date, the number of shares and the principal amount of each Reportable Security;

●	the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

●	the price of the Reportable Security at which the transaction was effected;

●	the name of the broker, dealer or bank with or through whom the transaction was effected; and

●	the date the report is submitted by the Access Person.

When possible, the Compliance Department will utilize brokerage feeds directly into the BasisCode’s Personal Trade Module for transaction and holdings reporting. If not possible, the Access Person should arrange for the Chief Compliance Officer or other designee to receive duplicate copies of brokerage statements for all covered accounts. Such duplicates must be received no later than 30 days after the end of each calendar quarter and must reflect all transactions in Reportable Securities during the quarter.

4. Exempt Transactions

A(n) Access Person need not submit a report with respect to:

●	Transactions effected for securities held in any account over which the person has no direct or indirect influence or control. However, the Access Person must complete a Non-Discretionary Account Disclosure Form initially upon employment and annually thereafter.

●	Transactions effected pursuant to an automatic investment plan (e.g., a dividend retirement plan).

5. Opening / Closing of Accounts

IMPORTANT (See the Foreside Compliance Manual for additional responsibilities relating to the Firm’s limited broker-dealer permissions for the Registered Representatives)

All Access Persons are required to notify the Chief Compliance Officer at the time of establishing a new custodial account or the closing of an existing custodial account, providing the following details:

●	Account Name

●	Name of Broker, Dealer or Bank

●	Date Established (or) Date Closed

●	Date reported to Compliance

The Access Person may not initiate trading until the approval from the Chief Compliance Officer or designee. All new accounts must be requested using the form in the Employee Portal of BasisCode.

6. Monitoring and Review of Personal Securities Transactions

The Chief Compliance Officer, or designee, shall monitor and review all reports required under the Code for compliance with policies regarding personal securities transactions and applicable SEC rules and regulations. No member of the Compliance Department may review their own transactions and reports under this Code. Accordingly, BasisCode restricts such activities with regards to approving trades and another member of the Compliance Department will be responsible for reviewing the Chief Compliance Officer's, or his designee's own transactions and reports under this Code. The Chief Compliance Officer may also initiate inquiries of Access Persons regarding personal securities trading. Access persons are required to cooperate with such inquiries and any monitoring or review procedures employed. The Chief Compliance Officer or other designee shall perform a detailed post-trade review of all transactions by all Access Persons in order to ascertain any pattern of conduct which conflicts or has the potential to conflict with the principles and objectives of this Code, including a pattern of front-running. If the Chief Compliance Officer identifies a pattern of conduct which conflicts with placing the interests of client accounts first, the personal securities transaction will be subject to reversal and all profits will be donated to a charity of the Firms’ choice.

Any transactions for any accounts of the Chief Compliance Officer shall be reviewed and approved by another member of the compliance consulting team. The Chief Compliance Officer shall at least annually identify all Access Persons who are required to file reports pursuant to the Code and shall inform such Access Persons of their reporting obligations.

The Chief Compliance Officer, or designee shall monitor all reports related to the Conflicts of Interest Policy. The Chief Compliance Officer, or designee, shall authorize and oversee an annual review of the administration of this conflict of interest policy. The review shall consider the level of compliance with this policy, the continuing suitability of the policy, and whether the policy should be modified and improved.

7. Education

As appropriate, the Firms will provide Access Persons with periodic training regarding the Firm's Code of Ethics and related issues to remind employees of their obligations, and/or in response to amendments and regulatory changes.

8. General Sanction Guidelines

It should be emphasized that all required filings and reports under the Firms’ Code of Ethics shall be monitored by the Chief Compliance Officer or such other individual(s) designated by the Chief Compliance Officer. The Chief Compliance Officer shall receive and review report(s) of violations periodically. Violators may be subject to an initial written notification, while a repeat violator shall receive reprimands including administrative warnings, heightened supervision, suspension or limitations of personal trading privileges, demotions, suspensions, a monetary fine, or dismissal of the person involved.

These are guidelines only, allowing the Firms to apply any appropriate sanctions depending upon the circumstances, up to and including dismissal.

Personal Securities Trading Limitations

As previously stated, the Firms’ fiduciary duty to clients and the obligation of all Firm employees to uphold that fundamental duty, includes first and foremost the duty at all times to place the interests of clients first. While the Firms respect the need and importance of an Access Person's ability to personally invest in the securities markets and manage their personal trading, the Firm also recognizes that excessive trading can impede the ability of an individual to fulfill his or her primary obligation to our clients. As such, the Firms expect their employees to work diligently in meeting client expectations.

Any questions concerning this policy should be directed to the Chief Compliance Officer, or designee.

Personal Securities Transactions General Policy

The Firms have adopted the following principles governing personal investment activities by the Firms’ Access Persons:

●	the interests of client accounts shall at all times be placed first;

●	all personal securities transactions shall be conducted in such manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility;

●	front-running any trade of a client is strictly prohibited, whether or not the trade and the client’s trade occur in the same market and whether or not a profit is realized from the trade; and

●	Access Persons must not take inappropriate advantage of their positions.

Access Person Pre-clearance

The Firms have instituted a policy whereby Access Persons are prohibited from purchasing any Reportable Securities or Reportable Funds unless pre-clearance for each such transaction is granted by the Chief Compliance Officer or other designee. Any employee wishing to transact in a security that requires pre-approval must complete the Pre-Clearance Personal Trade Request Form (Exhibit F via BasisCode). Each request will be reviewed on a case by case basis. The Chief Compliance Officer or his designee, will review the Firms Restricted List prior to approving any transaction. In limited instances, Access Persons may be permitted to transact in companies that are held by client accounts. If approved, the approval is good for the day it is given and the following business day. If your trade is not completed within that time, you must submit a new request. Pre-clearance in no way waives or absolves any Access Person of the obligation to abide by the provisions, principles and objectives of this Code.

Private Fund Reminder: ACR sponsors and/or manages one or more private funds. An Access Person is required to obtain written pre-clearance from the Chief Compliance Officer via the Pre- Clearance Personal Trade Request Form (Exhibit F via BasisCode) and complete the requisite subscription documents prior to any initial investment in an Affiliated Private Fund. Acceptance and approval of the Access Person's subscription documents shall constitute the Firm's documentation of an Access Person’s investment in the Firm’s Affiliated Private Funds.

Transactions not required to be pre-cleared or reported

You do not need to pre-clear or report transactions in securities that are not Reportable Securities.

Reporting Violations and Sanctions

All Access Persons shall promptly report to the Chief Compliance Officer or his designee all apparent or potential violations of the Code. Any retaliation for the reporting of a violation under this Code shall constitute a violation of the Code.

The Chief Compliance Officer shall promptly report to senior management all apparent material violations of the Code. Senior management shall consider reports made to it hereunder and shall determine whether or not the Code has been violated and what sanctions, if any, should be imposed. Possible sanctions may include reprimands, monetary fines, disgorgement of profits, or suspension and/or termination of the employee’s employment with the Firm.

The Chief Compliance Officer shall promptly report to the Board of Trustees of the Reportable Funds all apparent violations of this Code and the reporting requirements thereunder.

Records

The Chief Compliance Officer, or designee, shall maintain and cause to be maintained in a readily accessible place the following records:

●	a copy of any Code of Ethics adopted by the Firm pursuant to Advisers Act Rule 204A-1 and Investment Company Act Rule 17j-1, which is or has been in effect during the past five years;

●	a record of any violation of the Code and any action that was taken as a result of such violation for a period of five years from the end of the fiscal year in which the violation occurred;

●	a record of all written acknowledgements of receipt of the Code and amendments thereto for each person who is currently, or within the past five years was, an Access Person which shall be retained for five years after the individual ceases to be an Access Person of the Firms;

●	a copy of each report made pursuant to Advisers Act Rule 204A-1 and Investment Company Act Rule 17j-1, including any brokerage confirmations and account statements made in lieu of these reports;

●	a list of all persons who are, or within the preceding five years have been, Access Persons; and

●	a record of any decision and reasons supporting such decision to approve an Access Person’s acquisition of securities in IPOs and limited offerings within the past five years after the end of the fiscal year in which such approval is granted.

Annual Reporting to the Chief Compliance Officer of the Funds

The Firms shall prepare an annual written report relating to this Code to the Funds’ Chief Compliance Officer. Such annual report shall:

1.	summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

2.	describe any issues arising under this Code or procedures since the last report to the Funds’ Chief Compliance Officer including, but not limited to, information about material violations of this Code or procedures and sanctions imposed in response to the material violations;

3.	identify any recommended changes in the existing restrictions or procedures based upon the experience of the Firms under this Code, evolving industry practices or developments in applicable laws or regulations; and

4.	certify that the Firms have adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

Political Contributions

The SEC has adopted the 'Pay-to-Play Rule' which imposes restrictions on political contributions made by investment advisers that seek to manage assets of state and local governments. The rule is intended to prevent undue influence through political contributions and places limits on the amounts of campaign contributions that the investment adviser and/or certain of its employees (“Covered Associates”) can give to state and local officials or candidates that have the ability to award advisory contracts to the Firm.

The following summarizes APC’s and ACR’s Political Contributions policies which are contained in their entirety in the Firm's Policies and Procedures Manual. Accordingly, the following terms apply to these policies:

"Contribution" is defined as any gift, subscription, loan, advance, or deposit of money, or anything of value made for (i) the purpose of influencing any election for federal, state, or local office; (ii) the payment of debt incurred in connection with any such election; or (iii) transition or inaugural expenses incurred by a successful candidate for state or local office.

"Covered Associate" means (i) any general partner, managing member, executive officer of the Firm, or other individual with a similar status or function; (ii) any employee who solicits a government entity for the adviser and any person who supervises, directly or indirectly, such employee; and (iii) any political action committee ("PAC") controlled by the adviser or by any of its covered associates.

The rule contains three major prohibitions: (1) if the adviser or a covered associate makes a contribution to an official of a government entity who is in a position to influence the award of the government entity's business, the adviser is prohibited from receiving compensation for providing advisory services to that government entity for two years thereafter (otherwise known as a 'timeout" period); (2) an adviser and its “covered associates” are prohibited from engaging in a broad range of fundraising activities for Government Officials or political parties in the localities where the adviser is providing to or seeking business from a Government Client; and (3) limits the ability of an adviser and its covered associates to compensate a third party (such as a placement agent) to solicit advisory business or an investment from a government entity client unless the third party is a registered broker-dealer, registered municipal adviser or registered investment adviser.

Importantly, the Rule specifically includes a blanket prohibition that restricts the adviser and its covered associates from doing "anything indirectly which, if done directly" would violate the Rule. This reflects the SEC's concern about indirect payments and puts advisers on notice about the heightened regulatory focus that such practices will receive.

The Rule includes a de minimis exception applicable to the two-year timeout, that allows an adviser's covered associate that is a natural person to contribute: (i) up to $350 to a candidate or an official per election (with primary and general elections counting separately) if the covered associate was entitled to vote for the candidate or official at the time of the contribution; and (ii) up to $150 to a candidate or an official per election (with primary and general elections counting separately) if the covered associate was not entitled to vote for the candidate or official at the time of the contribution.

General Policy

It is the Firms’ policy to permit the Firms, and their covered associates, to make political contributions to elected officials, candidates and others, consistent with this policy and regulatory requirements.

APC and ACR recognize that it is never appropriate to make or solicit political contributions, or provide gifts or entertainment for the purpose of improperly influencing the actions of public officials. Accordingly, the Firm's policy is to restrict certain political contributions made to government officials and candidates of state and state political subdivisions who can influence or have the authority for hiring an investment adviser. Furthermore, the Firms’ Access Persons are prohibited from soliciting political contributions from vendors or service providers.

Political Contributions to Candidates and Organizations Recommended by Clients. Making a political contribution to a candidate recommended by a client, particularly if the candidate can be influential in seeing that APC or ACR obtains or maintains its business with the client, can create a potential conflict of interest and may violate Pay-to-Play principles. The Firms will not make any political contribution to candidates or organizations recommended by clients. Organizing individual employee contributions for purposes of contributing to a candidate recommended by a client is also prohibited.

Because violations of the Rule can potentially result in substantial legal and monetary sanctions for the Firm and/or its related persons, the Firm’s practice is to restrict, monitor and require prior approval of any political contributions to government officials.

●	the Chief Compliance Officer, or other designee, shall determine who is deemed to be a "covered associate" of the Firm, each such person shall be promptly informed of his or her status as a covered associate;

●	the Chief Compliance Officer, or other designee, shall obtain appropriate information from new employees (or employees promoted or otherwise transferred into positions) deemed to be covered associates, regarding any political contributions made within the preceding two years (from the date s/he becomes a covered associate); such review may include an online search of the individual's contribution history as part of the Firm's general background check; and

●	at least annually, the Chief Compliance Officer, or other designee, will require covered associates to confirm that such person(s) have reported any and all political contributions

Preclearance Required for Political Contributions

In addition to specifically prohibiting certain activities of “Covered Associates” of the Firms, the Chief Compliance Officer has mandated that no Access Person shall make a political contribution without prior written approval of the Chief Compliance Officer, or other designee, who has been provided with full details of the proposed contribution. Such information will be reported utilizing the approval form in the Employee Portal of BasisCode.

Note that while the Pay-to-Play rule permits de minimis contributions to be made without triggering a timeout period, the Firms require all Access Persons to obtain preclearance of such contributions to ensure that the Firm has complete and accurate records regarding political contributions made by all employees.

Prohibition against Insider Trading Introduction

Trading securities while in possession of material, nonpublic information, or improperly communicating that information to others may expose Access Persons and the Firms to stringent penalties. Criminal sanctions may include the imposition of a monetary fine and/or imprisonment. The SEC can recover the profits gained or losses avoided through the illegal trading, impose a penalty of up to three times the illicit windfall, and/or issue an order censuring, suspending or permanently barring you from the securities industry. Finally, Access Persons and the Firms may be sued by investors seeking to recover damages for insider trading violations.

The rules contained in this Code apply to securities trading and information handling by Access Persons of the Firms and their immediate family members. If you have any reason to believe that a violation of the Code has occurred, you must notify the Chief Compliance Officer immediately.

General Policy

No Access Person may trade, either personally or on behalf of others (such as investment funds and private accounts managed by the Firms), while in the possession of material, nonpublic information, nor may any personnel of APC or ACR communicate material, nonpublic information to others in violation of the law.

What is Material Information?

Information is material where there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this includes any information where the disclosure of such information will have a substantial effect on the price of a company's securities. No simple test exists to determine when information is material; assessments of materiality involve a highly fact- specific inquiry. For this reason, you should direct any questions about whether information is material to the Chief Compliance Officer.

Material information often relates to a company's results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be material. Prepublication information regarding reports in the financial press also may be material. For example, the United States Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about The Wall Street Journal's "Heard on the Street" column.

You should also be aware of the SEC's position that the term "material nonpublic information" relates not only to issuers but also to the Firms’ securities recommendations and client securities holdings and transactions.

What is Nonpublic Information?

Information is "public" when it has been disseminated broadly to investors in the marketplace. For example, information is public after it has become available to the general public through the Internet, a public filing with the SEC or some other government agency, the Dow Jones "tape" or The Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

Contacts with Public Companies

Contacts with public companies may represent an important part of the Firms’ research efforts. The Firms may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise, however, when, in the course of these contacts, an access person of APC or ACR becomes aware of material, nonpublic information. This could happen, for example, if a company's Chief Financial Officer prematurely discloses quarterly results to an analyst, or an investor relations representative makes selective disclosure of adverse news to a handful of investors. In such situations, the Firms must make a judgment as to its further conduct. To protect yourself, our clients and the Firm, you should contact the Chief Compliance Officer immediately if you believe that you may have received material, nonpublic information.

Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons: First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in the possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Access persons of APC or ACR should exercise extreme caution any time they become aware of nonpublic information relating to a tender offer.

Restricted List

Although the Firms do not typically receive material non-public information, there is a possibility that they may. Therefore, the Investment Team shall place securities on a Restricted List that is updated on an ongoing basis. The Restricted List is comprised of Reportable Securities being actively reviewed/contemplated for investment by ACR, Reportable Securities held within ACR’s investment strategies, and non-public insider information. Access persons may not transact in any security on the Restricted List.

Types of Insider Information Related to ACR.

ACR may contemplate “going private” to receive information about loan/credit securities being made available for investment by the issuer. Prior to receipt of information regarding a new issuance, ACR is required to sign a Non-Disclosure Agreement with the issuer and adhere to a blackout period with respect to placing transactions in related securities. Employees of the Firms must notify the Chief Compliance Officer via a form in the Employee Portal of BasisCode prior to entering into any Non-Disclosure Agreement with an issuer of securities so that the Restricted List can be updated as necessary and Firm/Access Person trading can be monitored appropriately.

What To Do Upon Receipt of Inside Information.

If an Access Person thinks that they might have access to material, nonpublic information, they should take the following steps:

●	Report the information and proposed trade immediately to the Chief Compliance Officer via forms in the Employee Portal of BasisCode.

●	Do not purchase or sell the securities on behalf of themselves or others, including any Accounts managed by the Firms.

●	Do not communicate the information inside or outside the Firms, other than to the Chief Compliance Officer.

●	After the Chief Compliance Officer has reviewed the issue, the Firms shall determine whether the information is material and nonpublic and, if so, what action the Firms will take.

All Access Persons should consult with the Chief Compliance Officer before taking any action. This high degree of caution will protect all employees, the Firms’ clients, and the Firms.

Gifts and Entertainment

IMPORTANT (See the Foreside Compliance Manual for additional responsibilities relating to the Firm’s limited broker-dealer permissions for the Registered Representatives)

Giving, receiving or soliciting gifts or entertainment in a business setting may create an appearance of impropriety or may raise a potential conflict of interest. APC and ACR have adopted the policies set forth below to guide supervised persons in this area.

General Policy

The Firms’ policy with respect to gifts and entertainment is as follows:

●	no Access Person may give or accept cash gifts or cash equivalents to or from a client, prospective client, or any entity that does, or seeks to do, business with or on behalf of APC or ACR;

●	Access Persons should not accept or give any gifts, entertainment or favors that might influence the decisions you or the recipient must make in business transactions involving APC, ACR, or that others might reasonably believe would influence those decisions;

●	modest gifts, entertainment and favors, which would not be regarded by others as improper, may be accepted or given on an occasional basis. Entertainment that satisfies these requirements and conforms to generally accepted business practices also is permissible; and

●	where there is a law or rule that applies to the conduct of a particular business or the acceptance of gifts or entertainment of even nominal value, the law or rule must be followed.

Reporting Requirements

IMPORTANT (See the Foreside Compliance Manual for additional responsibilities relating to the Firm’s limited broker-dealer permissions for the Registered Representatives)

Any Access Person who gives or receives, directly or indirectly, anything of value to or from any person or entity that does business with or on behalf of APC or ACR, including gifts, entertainment or gratuities with a value in excess of $250 per year must obtain consent from the Chief Compliance Officer or alternate designee before giving or accepting such gift or entertainment. This policy is not intended to prohibit normal business entertainment or activities, and therefore the following activities are not required to be reported:

●	occasional lunches or dinners conducted for business purposes;

●	occasional cocktail parties or similar social gatherings conducted for business purposes;

●	small gifts, usually in the nature of reminder advertising, such as pens, calendars, or items such as chocolates, fruit, cookies, etc.

Approval for gifts in excess of the applicable threshold must be sought in advance where practical and otherwise promptly following receipt; approval of business entertainment events above the applicable threshold must be sought in advance. The approval forms located in the employee Portal of BasisCode must be utilized for this request. Circumstances may arise in which an entertainment event exceeds its expected scope and advance approval is not practical. In such situations, we rely on the professional judgment of our Access Persons to act in accordance with the principles expressed in this Gifts and Entertainment Policy and to notify the Chief Compliance Officer as soon as reasonably practical afterwards so that the situation may be documented accordingly.

Gifts and entertainment above the applicable threshold will be recorded by the Chief Compliance Officer in the gift and entertainment log in BasisCode. If you have any questions or concerns about the appropriateness of any gift or entertainment, please consult the Chief Compliance Officer or alternate designee. The threshold is provided as a guidepost, however, and should not be relied upon in substitution for the professional judgment of Access Persons when accepting gifts of lesser values, due to the frequency or particular circumstances associated therewith, raise concerns of real or perceived impropriety.

DOL NOTE: According to the DOL's Enforcement Manual, gifts and entertainment from one individual or entity that have an aggregate annual value of less than $250 (and that do not violate any plan policy or provision) are considered "insubstantial" and are generally not treated as violations of Section 406(b)(3). Advisers are required to report gifts to certain Taft- Hartley plan trustees to the DOL (e.g., payments of $250 or more per year per person must be reported on Form LM-10) (currently N/A).

Exhibit A - Initial Code of Ethics Acknowledgements

Number	Question	Type	Pick List	Dependency	Header	Required
1	I have had the opportunity to read ACR & APC's Code of Ethics and Personal Trading Policy and have had all of my questions answered by the Chief Compliance Officer.
		Yes No				Y
2	I acknowledge my understanding of these procedures and that I will take all necessary steps to implement them into my daily activities immediately. I understand the severity of the requirements and also understand that failure to follow these will result in disciplinary sanctions being taken against me, up to and including termination.
		Yes No				Y
3	I have disclosed any possible conflicts of interest to the Chief Compliance Officer and will provide the on-going Code of Ethics reports as required.
		Yes No				Y
4	By typing my name, I acknowledge the responses above are true and accurate.
		Text				Y

2/15/2019	BasisCode Compliance	1

Exhibit B - Initial Holdings

Number	Question	Type	Pick List	Dependency	Header	Required
1	Do you have any brokerage accounts?
		Yes No				Y
1a	Were the statements provided to the CCO?
		Yes No		Yes
1b	If not, please provide them.
		Upload		No
1c	Are any of these brokerage accounts managed accounts (i.e. controlled by the broker)?
		Yes No		Yes
1d	Identify which accounts are managed. Provide the following information for each managed account:
	●	Broker, dealer or bank name
	●	Account number
	●	Relationship to manager (Independent professional, friend, relative, etc.)
		Text		Yes
1e	With respect to the accounts I have listed in 1d, I acknowledge and certify that:
	1.	I have no direct or indirect influence or control over the accounts;
	2.	If my control over the accounts should change in any way, I will immediately notify the CCO in writing of such change and will provide any required information regarding holdings & transactions; and
	3.	I agree to provide reports of holdings and/or transactions made in the accounts at the request of the CCO.
		Yes No		Yes

2/15/2019	BasisCode Compliance	1

Alpine - Code of Ethics - Initial Holdings

Number	Question	Type	Pick List	Dependency	Header	Required
2	Do you have any other investments?
Ex.) Limited partnerships, private placements, trusts, etc.
		Yes No				Y
2a	If yes, were statements provided to the CCO?
		Yes No		Yes
2b	If not, please provide them.
		Upload		No
3	By entering my name, I certify and acknowledge that the information in this form is true and correct to the best of my knowledge.
Text

2/15/2019	BasisCode Compliance	2

Exhibit C - Annual Holdings update 1-7-19

Number	Question	Type	Pick List	Dependency	Header	Required
1	Do you have any brokerage accounts?
		Yes No				Y
1a	Please provide the following information for each account:
	●	Broker, dealer or bank name
	●	Account Number
NOTE: After checking the accuracy, you may copy and paste the relevant detail from the list of accounts provide by the CCO. This should include all accounts that you are a beneficial owner including 401k, brokerage, managed, and quasi-managed accounts.
		Text		Yes		Y
1aa	Were all current statements provided to the CCO?
NOTE: Please refer to the list of accounts provide by the CCO and review the note indicating if statement has been received by Compliance . If statements are missing answer "No" and attach statements in question 1b.
		Yes No		Yes
1b	If not, please provide them.
		Upload		No

2/15/2019	BasisCode Compliance	1

Alpine Code of Ethics - Annual Holdings update 1-7-19

Number	Question	Type	Pick List	Dependency	Header	Required
1c	Are any of these brokerage accounts managed accounts (i.e. controlled by the broker / adviser)?
IMPORTANT: If an Access Persons has one or more accounts with Schwab and his/her assets in these account(s) are managed in an ACR strategy (i.e., EQR and/or ACRS2) they are not purely managed accounts . They are deemed to be quasi-managed accounts due to the Access Person's ability to potentially influence the management of the account. These accounts should be provided in question 1f below and not included in questions 1c-1e.
NOTE: After checking the accuracy, you may copy and paste the relevant detail (accounts classified as managed) from the list of accounts provide by the CCO in question 1d.
		Yes No		Yes
1d	Identify which accounts are managed. Provide the following information for each managed account:
	●	Broker, dealer or bank name
	●	Account number
	●	Relationship to manager (Independent professional, friend, relative, etc.)
		Text		Yes
1e	With respect to the accounts I have listed in 1d, I acknowledge and certify that:
	1.	I have no direct or indirect influence or control over the accounts;
	2.	If my control over the accounts should change in any way, I will immediately notify the CCO in writing of such change and will provide any required information regarding holdings & transactions;
	3.	I agree to provide reports of holdings and/or transactions made in the accounts at the request of the CCO;
	4.	I did not suggest that the Manager make any particular purchases or sales of securities for the accounts during the period covered by this report;
	5.	I did not direct the Manager to make any particular purchases or sales of securities for the accounts during the period covered by this report; and
	6.	I did not consult with the Manager as to the particular allocation of investments to be made in the Accounts during the period covered by this
		Yes No		Yes

2/15/2019	BasisCode Compliance	2

Alpine Code of Ethics - Annual Holdings update 1-7-19

Number	Question	Type	Pick List	Dependency	Header	Required
1f	Are any of these brokerage accounts quasi-managed accounts (i.e. controlled by the broker / adviser) but you maintain limited discretion to influence trading? For example, tax loss harvesting.
NOTE: After checking the accuracy, you may copy and paste the relevant detail (accounts classified as quasi-managed) from the list of accounts provide by the CCO in question 1g.
		Yes No		Yes
1g	Identify which accounts are quasi-managed. Provide the following information for each quasi-managed account:
	●	Broker, dealer or bank name
	●	Account number
	●	Relationship to manager (Independent professional, friend, relative, etc.)
		Text		Yes
1h	With respect to the accounts I have listed in 1f, I acknowledge and certify that:
	1.	I have limited direct or indirect influence or control over the accounts; generally the account is managed by a third party
	2.	If my control over the accounts should change in any way, I will immediately notify the CCO in writing of such change and will provide any required information regarding holdings & transactions;
	3.	I agree to provide reports of holdings and/or transactions made in the accounts at the request of the CCO;
	4.	I obtained pre-clearance approval by the CCO for any particular purchases or sales of securities for the accounts during the period covered by this report; and
	5.	I did not consult with the Manager as to the particular allocation of investments to be made in the Accounts during the period covered by this report.
		Yes No		Yes
2	Do you have any other investments that are not held in the brokerage accounts you disclosed above? For example, limited partnerships, private placements, hedge funds, trusts, etc.
		Yes No				Y

2/15/2019	BasisCode Compliance	3

Alpine Code of Ethics - Annual Holdings update 1-7-19

Number	Question	Type	Pick List	Dependency	Header	Required
2a	If yes, were statements provided to the CCO?
		Yes No		Yes
2b	If not, please provide them.
		Upload		No
3	Since the date of your last certification under the Code, have you executed any transaction in a security at a time when you possessed material non- public information regarding the security or issuer of the security?
		Yes No				Y
4	Since the date of your last certification under the Code, have you executed any transaction with the intent of raising, lowering, or maintaining the price of any security or to create a false appearance of active trading?
		Yes No				Y
5	Since the date of your last certification under the Code, have you executed any transaction in a security at a time when you were in possession of non- public information to the effect that the firms are or may be considering an investment in or sale of such security on behalf of clients?
		Yes No				Y
6	Since the date of your last certification under the Code, did you use your knowledge of portfolio holdings of the ACR Funds to engage in any trade or short-term trading strategy involving the ACR Fund that may have conflicted with the best interest of the Fund and its shareholders?
		Yes No				Y
7	Since the date of your last certification under the Code, have you executed any transaction in an IPO which the Firms may have reasonably considered for purchase for clients?
		Yes No				Y
7a	Did you obtain pre-clearance from the CCO?
		Yes No		Yes

2/15/2019	BasisCode Compliance	4

Alpine Code of Ethics - Annual Holdings update 1-7-19

Number	Question	Type	Pick List	Dependency	Header	Required
8	By entering my name, I certify and acknowledge that the information in this form is true and correct to the best of my knowledge.
		Text				Y

2/15/2019	BasisCode Compliance	5

Exhibit D - Annual Conflicts of Interest Certification

Number	Question	Type	Pick List	Dependency	Header	Required
1	Do you serve as an officer, director or in a similar capacity in any business, organization or entity?
		Yes No			Officer, Director or Similar Positions	Y
1a	If yes, provide the following information for each:
	●	Name of the Organization or Entity
	●	Position Held
	●	Activity or Business of the organization or entity, including whether they are non-profit charitable organizations
	●	Your role & any financial interest in the organization/entity
		Text		Yes		Y
1b	To the best of your knowledge, does any material adverse information exist concerning this/these organization(s)/entities?
		Yes No		Yes		Y
1c	To the best of your knowledge, does any conflict of interest exist or circumstances that could reasonably be expected to create a conflict of interest between the Firm and this organization(s)/entity?
		Yes No		Yes		Y
1d	To the best of your knowledge, does this organization(s)/entity have a business relationship with any Firm entity?
		Yes No		Yes		Y
1e	If you answered "yes" to any of questions 1b - 1d, please provide an explanation.
		Text		Yes
2	Are you involved in any outside business activities for which you receive compensation, either directly or indirectly?
		Yes No			Outside Business Activities / Fiduciary Positions	Y

2/15/2019	BasisCode Compliance	1

Annual Conflicts of Interest for Clients Certification

Number	Question	Type	Pick List	Dependency	Header	Required
2a	If yes, provide the following information with respect to each outside business activity:
	●	Name of the organization/entity
	●	Activity of the organization/entity, including whether it is a non-profit charitable organization
	●	Approximate annual compensation
		Text		Yes		Y
3	Do you serve in any fiduciary positions (e.g. executorship, trusteeship, attorney-in-fact) outside of your employment at the Firm, other than on behalf of family members?
		Yes No				Y
3a	If yes, provide the following information for each person or organization/entity you will be acting for:
	●	Name of the person or organization/entity
	●	Your fiduciary capacity (if applicable)
	●	Annual compensation for serving
Note: If you have discretion over securities or other investment accounts in your fiduciary position, regardless of whether your are serving in such position on behalf of family members, such accounts are likely Reportable Accounts which require disclosure under the Firm's trading policy.
		Text		Yes		Y
4	Do you serve on, or have you been involved in the formation of, any creditors or stockholders committees, or are you actively involved in a proxy contest?
		Yes No			Creditor or Stockholder Committees / Proxy Contests	Y

2/15/2019	BasisCode Compliance	2

Annual Conflicts of Interest for Clients Certification

Number	Question	Type	Pick List	Dependency	Header	Required
4a	If yes, provide the following information for each:
	●	Type of Committee (if applicable)
	●	Target organization or entity
	●	Activity or business of organization or entity
	●	Your role and any financial interest in the organization or entity
		Text		Yes		Y
4b	To the best of your knowledge, does any conflict of interest exist, or circumstances that could reasonably be expected to create a conflict of interest between any Firm entity and this organization/entity?
		Yes No		Yes		Y
4c	To the best of your knowledge, does this organization or entity have a business relationship with any Firm entity?
		Yes No		Yes		Y
4d	If you answered "yes" to 4b or 4c, please provide a full explanation.
		Text		Yes
5	Do you own any financial interest (e.g. common stock or other equity interest including a general or limited partnership interest) in any enterprise, including vendors and suppliers of the Firm, which, to your knowledge, either competes with the Firm or has a business relationship with the Firm?
		Yes No			Financial & Other Interests	Y
5a	If yes, provide the following information about each of those interests:
	●	Name of the organization/entity
	●	Type and size of interest
	●	Activity or business of the organization/entity
		Text		Yes		Y

2/15/2019	BasisCode Compliance	3

Annual Conflicts of Interest for Clients Certification

Number	Question	Type	Pick List	Dependency	Header	Required
5b	To the best of your knowledge, does any material adverse information exist concerning this organization or entity?
		Yes No		Yes		Y
5c	To the best of your knowledge, does any conflict of interest exist, or circumstances that could reasonably be expected to create a conflict of interest between any Firm entity and this organization/entity?
		Yes No		Yes		Y
5d	To the best of your knowledge, does this organization or entity have a business relationship with any Firm entity?
		Yes No		Yes		Y
5e	If you answered "yes" to any of questions #5b - #5d above, please provide a full explanation.
		Text		Yes
6	Are any of your relatives employed or affiliated with a securities related firm (e.g. hedge fund, investment adviser, broker-dealer, etc.)?
		Yes No			Affiliations	Y
6a	If "Yes", provide the following information with respect to each:
	●	Name and nature of the relationship
	●	Name of the firm where they are employed
	●	Position held
		Text		Yes		Y
7	Are you involved in, or have you been involved with any litigation, arbitration or administrative investigation or proceeding?
		Yes No			Arbitration / Litigation	Y
7a	If yes, specify your role.
		Pick	Plaintiff,Defendant,Witness	Yes		Y

2/15/2019	BasisCode Compliance	4

Annual Conflicts of Interest for Clients Certification

Number	Question	Type	Pick List	Dependency	Header	Required
7b	Enter the title of the Action:
		Text		Yes		Y
7c	Enter a description and status of the action.
		Text		Yes		Y
7d	To the best of your knowledge, is any Firm entity involved in or affected by this action?
		Yes No		Yes		Y
7e	If so, identify which entity.
		Text		Yes		Y
7f	To the best of your knowledge, is any Firm client, counterparty or vendor involved in or affected in this action?
		Yes No		Yes		Y
7g	If yes, identify the client, counterparty or vendor name.
		Text		Yes		Y
8	Within the past 2 years, have you made any political contributions?
Note: This includes any contribution to a state or local official or candidate's campaign, or to any state or local political party committee, political committee (e.g., a PAC) or any other political organization exempt from federal income taxes under Section 527 of the Internal Revenue Code. This includes contributions to a federal candidate who is a state or local official at the time of the contribution (e.g. a Governor running for U.S. Senate).
Contributions to candidates for federal office who are not state or local officials at the time of contribution are not reportable and do not require pre- clearance.
		Yes No			Political Contributions	Y

2/15/2019	BasisCode Compliance	5

Annual Conflicts of Interest for Clients Certification

Number Question	Type	Pick List	Dependency	Header	Required
8a

For each contribution, please provide the following information:

•     The person/entity/PAC to whom you made a contribution.

•     The date that each political contribution was made.

•     The dollar amount of each contribution.

	Text		Yes		Y
8b				Are you eligible to vote for any candidate(s) that you made a political contribution to?
	Yes No		Yes		Y
8c				Please list the name of any candidate that you are eligible to vote for.
	Text		Yes		Y
9				Do you participate in any investment clubs?
	Yes No			Social Media / Investment Clubs	Y
9a				If "yes", describe the details of the investment club, including the frequency of the meetings, type of information discussed and whether or not the club engages in any trading activities.
	Text		Yes		Y
10				Are you a member of any social networking sites?
	Yes No				Y
10a				If "yes", list the names of all social networking sites in which you are a member and your username/ID for each site.
	Text		Yes		Y
11				Do you contribute to any investment related blogs?
	Yes No				Y

2/15/2019	BasisCode Compliance	6

Annual Conflicts of Interest for Clients Certification

Number Question	Type	Pick List	Dependency	Header	Required
11a	If "yes", list the names of any investment blogs and describe the content of information contributed.
	Text		Yes		Y
12	Have you ever been convicted of, or plead guilty or nolo contender ("no contest") to a felony or misdemeanor involving:
• Investment or an investment related business • Fraud, false statements or omissions • Wrongful taking of property • Bribery, forgery, counterfeiting or extortion?
	Yes No			Disciplinary History	Y
13	Have you ever been convicted of, or plead guilty or nolo contender ("no contest") to any other felony?
	Yes No				Y
14	Has any court or other judiciary body ever enjoined you in connection with any investment related activity?
	Yes No				Y
15	Has any court or other judiciary body ever found that you were involved in a violation of investment-related statutes or regulations?
	Yes No				Y
16	Has any court or other judiciary body ever found you liable in any proceeding involving an investment-related business or activity, fraud, false statements or omissions, embezzlement, theft, bribery, forgery, counterfeiting, extortion, or other dishonest or unethical practices?
	Yes No				Y
17	Has any court or other judiciary body ever dismissed, pursuant to a settlement agreement, any investment-related civil action brought against you by a state or foreign regulatory authority?
	Yes No				Y

2/15/2019	BasisCode Compliance	7

Annual Conflicts of Interest for Clients Certification

Number Question	Type	Pick List	Dependency	Header	Required
18	Has the Securities and Exchange Commission ("SEC"), the Commodity Futures Trading Commission ("CFTC"), or any self-regulatory organization or commodities exchange ever

•     Found you to have made a false statement or omission;

•     Found you to have been involved in a violation of its regulations or statutes;

•     Found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted; and/or

•     Imposed a civil monetary penalty on you, ordered you to cease & desist from any activity or otherwise disciplined you?

	Yes No				Y
19	Has any other federal regulatory agency, any state regulatory agency or any foreign financial regulatory authority ever found you to have made a false statement or omission or been dishonest or unethical?
	Yes No				Y
20	Has any other federal regulatory agency, any state regulatory agency or any foreign financial regulatory authority ever:

•     Found you to have been involved in a violation of investment-related regulations or statutes;

•     Found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted;

•     Ever entered an order against you in connection with an investment-related activity; and/or

•     Ever denied, suspended or revoked your professional registration or license, prevented you from associating with an investment-related business or otherwise disciplined you by restricting your activities?

	Yes No				Y
21	Has any foreign government, court, regulatory agency, or exchange ever entered an order against you related to investments or fraud?
	Yes No				Y
22	Have you had a license or authorization to act as attorney, accountant or federal contractor revoked or suspended?
	Yes No				Y

2/15/2019	BasisCode Compliance	8

Annual Conflicts of Interest for Clients Certification

Number Question	Type	Pick List	Dependency	Header	Required
23	Have you ever been an advisory affiliate of a securities firm that has been declared bankrupt, had a trustee appointed under the Securities Investor Protection Act, or had a direct payment procedure begun?
	Yes No				Y
24	Have you ever served as an officer or director of a company that, during such service, has become insolvent, filed a bankruptcy petition or been declared bankrupt?
	Yes No				Y
25	If you responded "yes" to any of questions #13 - #28, please provide a brief summary. The CCO will follow up with you for additional information as required.
Text
26	Do you have any other interests or associations, or are you aware of any other circumstances involving you or a family member living in your household, which could reasonably be expected to present a conflict of interest or harm the reputation of the Fim?
	Yes No			Miscellaneous	Y
26a	If "yes", please explain.
	Text				Y
27	If you have any additional information to provide to support any questions in this certification, please provide here.
Text
28	By typing my name, I affirm that my responses to the questions above are accurate and complete as of the date of submission. I understand that I am under an obligation during my employment with the Firm to obtain the approval of the CCO prior to engaging in certain outside activities, investments and transactions, as more fully described in the Compliance Manual and Code of Ethics, and to advise the Firm if I become, or believe I may become, a participant in any litigation or arbitration. I also agree to advise the CCO promptly if information herein changes or becomes inaccurate.
	Text			Employee Affirmation	Y

2/15/2019	BasisCode Compliance	9

Exhibit E - Review Personal Security Transactions Certification

Number Question	Type	Pick List	Dependency	Header	Required
1	Did you have any reportable transactions for the quarter?
	Yes No				Y
1a	Were all of your duplicate statements provided to Compliance for the quarter?
	Yes No		Yes
1b	If not, upload any that were not already provided.
	Upload		No
1c	Did you enter into any transactions during the previous quarter that were not reported on duplicate brokerage statements (ex. limited partnerships, private placements, etc.)?
	Yes No		Yes
1d	If yes, list those transactions. Provide the following information for each transaction:

•     Date;

•     Purchase/Sale;

•     Title of the reportable security;

•     Ticker or cusip, interest rate, maturity date;

•     Number of shares and principal amount;

•     Price at which the transaction was effected; and

•     Name of the broker, dealer or bank with or through which the transaction was effected.

	Text		Yes
2	Did you open any new brokerage accounts during the quarter?
	Yes No				Y

2/15/2019	BasisCode Compliance	1

Code of Ethics - Review Personal Security Transactions Certification

Number Question	Type	Pick List	Dependency	Header	Required
2a	If so, provide the following information for each account opened:
• Name on the account; • Broker; • Account Number; and • Date opened.
	Text		Yes
2b	Have statements been provided for the accounts listed in 2a?
	Yes No		Yes
2c	If not, please attach the current quarter's statements for those new accounts.
	Upload		No
2d	Are any of these new brokerage accounts managed accounts (i.e., ACR or another third-party manager has discretionary investment authority over the account)?
	Yes No		Yes
2e	With respect to the accounts I have listed in 2e, I acknowledge and certify that:

1.   If my control over the accounts should change in any way, I will immediately notify the CCO in writing of such change and will provide any required information regarding holdings & transactions;

2.   I agree to provide reports of holdings and/or transactions made in the accounts at the request of the CCO:

3.   I did not suggest that the Manager make any particular purchases or sales of securities for the accounts during the period covered by this report;

4.   I did not direct the Manager to make any particular purchases or sales of securities for the accounts during the period covered by this report;

5.   I did not consult with the Manager as to the particular allocation of investments to be made in the Accounts during the period covered by this report.

	Yes No		Yes

2/15/2019	BasisCode Compliance	2

Code of Ethics - Review Personal Security Transactions Certification

Number Question		Type	Pick List	Dependency	Header	Required
3	Have you made any private security transactions not previously disclosed (e.g. limited partnerships, private placements, etc.)?
Yes No
3a	Please describe the transaction.
		Text		Yes
4	Please upload any additional documentation, if necessary.
Upload
5	By typing my name, I confirm that I have reported all of my personal securities transactions for the prior quarter, including any private placements or limited offerings, either on this form or via the brokerage statements provided throughout the quarter.
		Text				Y

2/15/2019	BasisCode Compliance	3